Exhibit 99.1

News Release

bioAffinity Technologies’ Laboratory Maintains Prestigious College of American Pathologists (CAP) Accreditation

CyPath® Lung addresses urgent unmet need in projected $10.4 billion lung cancer diagnostic market by 2034

Precision Pathology Laboratory Services meets gold standard for excellence across all laboratory service lines

CAP accreditation reaffirms CyPath® Lung test’s highest standards of quality, accuracy and patient safety

SAN ANTONIO, TX – January 7, 2026 – bioAffinity Technologies, Inc. (Nasdaq: BIAF; BIAFW), a biotechnology company focused on noninvasive diagnostics and early cancer detection, today announced that its wholly owned laboratory subsidiary, Precision Pathology Laboratory Services (PPLS), has successfully maintained its accreditation from the College of American Pathologists (CAP) following a rigorous on-site inspection.

Considered the gold standard in laboratory quality, CAP accreditation signifies that a laboratory meets high standards of quality, accuracy and patient safety through comprehensive peer-based inspections conducted every two years.

“Earning CAP accreditation is a significant achievement and a testament to our laboratory team’s commitment to the highest standards in laboratory medicine,” said Xavier T. Reveles, MS, Chief Operating Officer of bioAffinity Technologies and PPLS. “This accreditation highlights our dedication to quality, accuracy and patient safety while delivering reliable diagnostic services, including our noninvasive CyPath® Lung test, in support of better patient outcomes. We are proud of our team for consistently exceeding these rigorous standards.”

“In September 2023, we acquired PPLS, which generates revenue from anatomic and clinical pathology services and serves as a foundation for the long-term growth of our high-value CyPath® Lung diagnostic test,” said Maria Zannes, President and CEO of bioAffinity Technologies. “Our key growth driver, CyPath® Lung can detect lung cancer as early as Stage 1A when treatment can be curative. Physicians are increasingly ordering our test to determine next steps for patient care, and ongoing CAP accreditation supports our value proposition with physicians, health systems and potential partners.”

bioAffinity’s CyPath® Lung addresses the urgent unmet need for noninvasive early-stage lung cancer diagnosis. The U.S. lung cancer diagnostics market size was valued at approximately $4.8 billion in 2024. Based on an 8.1% compound annual growth rate, the market is projected to reach $10.4 billion by 2034.1

About CyPath® Lung

CyPath® Lung is a noninvasive test designed to improve the early detection of lung cancer in patients at high risk for the disease. CyPath® Lung uses advanced flow cytometry and proprietary artificial intelligence (AI) to identify cell populations in patient sputum that indicate malignancy. Clinical study results demonstrated 92% sensitivity, 87% specificity and 88% accuracy in detecting lung cancer in patients at high risk for the disease who had small indeterminate lung nodules less than 20 millimeters.

About the College of American Pathologists

As the world’s largest organization of board-certified pathologists and leading provider of laboratory accreditation and proficiency testing programs, the College of American Pathologists (CAP) serves patients, pathologists and the public by fostering and advocating excellence in the practice of pathology and laboratory medicine worldwide.

About Precision Pathology Laboratory Services

Precision Pathology Laboratory Services, a subsidiary of bioAffinity Technologies, delivers pathology services to physicians practicing in a variety of outpatient settings. In addition to CyPath® Lung, our comprehensive laboratory offerings include anatomic pathology, morphological staining, histological services and molecular testing. PPLS is accredited by the College of American Pathologists (CAP) and certified under the Clinical Laboratory Improvement Amendments (CLIA), ensuring high standards of accuracy and reliability. Visit precisionpath.us.

About bioAffinity Technologies, Inc.

bioAffinity Technologies, Inc. addresses the need for noninvasive diagnosis of early-stage cancer and other diseases of the lung and broad-spectrum cancer treatments. The Company’s CyPath® Lung is a noninvasive test that has shown high sensitivity, specificity and accuracy for the detection of early-stage lung cancer. CyPath® Lung is marketed as a Laboratory Developed Test (LDT) by Precision Pathology Laboratory Services, a subsidiary of bioAffinity Technologies. For more information, visit www.bioaffinitytech.com.

1 Statifacts; U.S. Lung Cancer Diagnostics Market - Databook 2025 to 2034

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict, that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, risks related to the Company’s technologies and prospects, including but not limited to risks relating to the Company’s ability to maintain CAP accreditation; the Company’s ability to capitalize on the lung cancer diagnostics market projected to reach $10.4 billion by 2034; the ability of CyPath® Lung to identify lung cancer; and the other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and its subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made and predictions as to future facts and conditions. While the Company believes these forward-looking statements are reasonable, readers of this press release are cautioned not to place undue reliance on any forward-looking statements. The information in this release is provided only as of the date of this release, and the Company does not undertake any obligation to update any forward-looking statement relating to matters discussed in this press release, except as may be required by applicable securities laws.

Contact

bioAffinity Technologies

Julie Anne Overton

Director of Communications

jao@bioaffinitytech.com